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                                                                  Exhibit 10.9.2

                             EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (hereinafter referred to as this "Agreement") is entered into by and between the following parties on June 22, 2007 in Shenzhen:

PLEDGEE:

     Party A: Shenzhen Nepstar Pharmaceutical Co., Ltd.
              Registered address: Neptunus Building A-15B, Nanshan District, Shenzhen

PLEDGORS:

     Party B: Feng Tu
              ID No.: 320828196810190013

     Party C: Liping Zhou
              ID No.: 310104196310262825

(Party B and Party C are hereinafter collectively referred to as "Pledgors")

Whereas:


1. Party A is a limited liability company incorporated and registered in Shenzhen in accordance with law of People's Republic of China ("PRC") to engage in pharmaceutical wholesale, computer network technology development and technology consulting and service in accordance with law as approved by relevant governmental authorities of PRC.

2. Party B and Party C are PRC residents. Party B holds 100% equity interest of Shenzhen Nepstar Management Consulting Co., Ltd., while Party C holds 100% equity interest of Shenzhen Nepstar Information Technology Service Co., Ltd.

3. Shenzhen Nepstar Management Consulting Co., Ltd. (Nepstar Building A-15C, Nanhai Avenue, Nanshan District, Shenzhen) and Shenzhen Nepstar Information Technology Service Co., Ltd. (Neptunus Building A-15D, Nanhai Avenue, Nanshan District, Shenzhen) are limited liability companies incorporated and registered in Shenzhen in accordance with PRC law and together hold 51% equity interest of each Regional Chain Company.

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4.   Party A entered into a Loan Agreement with Shenzhen Nepstar Management
     Consulting Co., Ltd. and Shenzhen Nepstar Information Technology Service Co., Ltd. on June 13, 2007 under which Party A will, through Shenzhen Ba Gua Ling Branch of Industrial Bank Co., Ltd., extend a loan in aggregate amount of Renminbi36,000,000 to Shenzhen Nepstar Management Consulting Co., Ltd. and Shenzhen Nepstar Information Technology Service Co., Ltd.

5. Party A entered into Product Supply Agreement, Trade Name License Agreement and Logistics Service and Information Technology Support Agreement with each Regional Chain Company on April 28, 2007.

Therefore, to guarantee the repayment by the borrower of the loan under the Loan Agreement and ensure each Regional Chain Company with the borrowers as the shareholders to perform its obligation under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and Information Technology Support Agreement, through friendly discussion, the Pledgee and Pledgors enter into this Agreement in accordance with the following provisions:

1.   DEFINITIONS

     Unless otherwise provided by this Agreement, the following terms shall have the following meaning:

     1.1  "Pledge" means the whole content as set forth in Article 2 hereof.

     1.2 "Equity" means all equity interest owned by Party B in Shenzhen Nepstar Management Consulting Co., Ltd. and all equity interest owned by Party C in Shenzhen Nepstar Information Technology Service Co., Ltd.

     1.3 "Borrowers" means the Shenzhen Nepstar Management Consulting Co., Ltd wholly owned by Party B and the Shenzhen Nepstar Information Technology Service Co., Ltd. wholly owned by Party C.

     1.4 "Regional Chain Companies" means the limited liability companies jointly owned by the Pledgee and the Borrowers engaging in pharmaceutical wholesale and resale inside China as set forth in Annex I hereof.

     1.5  "Term of Pledge" means the period provided in Article 3.2 hereof.

     1.6 "Principal Agreements" means the Loan Agreement, Product Supply Agreement, Trade Name License Agreement and Logistics Service and Information Technology Support Agreement.

     1.7  "Breach Event" means any event as set forth in Article 7.1 hereof.

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     1.8  "Breach Notice" means the notice sent by the Pledgee to notify existence of any Breach Event in accordance with this Agreement.

2.   PLEDGE

     The Pledgors pledge all of their Equity in the Borrowers to the Pledgee as security for (i) the Borrower's obligations under the Loan Agreement and
     (ii) the obligations of Regional Chain Companies under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement. The Pledge of Equity refers to the right of the Pledgee to get preferential repayment with the value of Equity directly or from the proceeds from auction or sale of the Equity pledged by the Pledgors to the Pledgee.

3.   SCOPE OF SECURITY AND TERM OF PLEDGE

     3.1  Scope of Security

          The scope includes obligations of each Borrower under the Loan Agreement and/or of each Regional Chain Company under Principal Agreements, including without limitation, the principal and interest (if any) of the loan, all payables, liquidated damage, all losses incurred by the Pledgee due to breach of the Borrowers and/or Regional Chain Companies and all expenses arising in exercise of Pledge by the Pledgee.

     3.2  Term of Pledge

          3.2.1 The Pledge under this Agreement shall become effective on the date when the pledge is recorded on the shareholders register of each Borrower with a term of twelve (12) years. Meanwhile, each party shall use its best effort to cause the Pledge hereunder to go through pledge registration procedures with competent industry and commerce administrations of the Borrowers.

          3.2.2 During the term of pledge, if the Borrowers fail to perform its obligation under the Loan Agreement or any Regional Chain Company fails to perform its contractual obligation fully in accordance with the Principal Agreements, the Pledgee shall have the right to dispose of the Pledge in accordance with this Agreement.

4.   REGISTRATION OF PLEDGE RIGHT

     4.1 In five (5) working days after the execution of this Agreement, the Pledgors and Pledgee shall assist with recording the Pledge hereunder onto shareholder
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          list of each Borrower and meanwhile go through pledge registration procedures with competent industry and commerce administration of each Borrower (if practicable).

5.   REPRESENTATION AND WARRANTY OF THE PLEDGORS

     5.1  The Pledgors are the legal owner of the Pledge Right.

     5.2 Except the Pledge created hereunder for the benefit of the Pledgee, the Pledgors have not created any other pledge or other encumbrance on the Equity.

6.   UNDERTAKINGS OF THE PLEDGORS

     6.1 During the term of this Agreement, the Pledgors undertake to the Pledgee for the benefit of the Pledgee:

          6.1.1 that the Pledgors will maintain legal existence of the Borrowers and without prior written consent of the Pledgee, neither cause any change to the ownership of the Borrowers nor suspend or cease the operation of or cancel the registration of the Borrowers;

          6.1.2 that other than holding equity interest in the Regional Chain Companies, without prior written consent of the Pledgee, neither Borrower may engage in any lending, operation and/or investment activity or make any increase or decrease of registered capital;

          6.1.3 that without prior written consent of the Pledgee, the Pledgors may not transfer the Equity, nor create or permit any pledge on the Equity that may affect the right and interest of the Pledgee;

          6.1.4 that without prior written consent of the Pledgee, the Borrowers may not transfer their equity interest in the Regional Chain Companies to any third party, nor create or permit any pledge on such equity interest that may affect the right and interest of the Pledgee;

          6.1.5 that the Pledgee shall be responsible for causing the Borrowers to first deposit any distribution or proceeds from the Regional Chain Companies (including dividends distributed to the equity interest held by the Borrowers in the Regional Companies) into a designated account and may not distribute such funds without consent of the Pledgee. Upon request of the Pledgee, such funds shall first be paid to the Pledgee as repayment of the loan;

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          6.1.6 that the Pledgee has the right, as it considers to be necessary, to request the Pledgors to transfer all or part of the Equity to any third party designated by the Pledgee which satisfies the requirements of PRC laws and regulations. The price of such equity transfer shall be equal to the amount of registered capital represented by such equity, unless then applicable PRC laws and regulations require evaluation of the equity or have other restriction with respect to the price. If the PRC laws and regulations applicable at the time when the Pledgee raises such equity transfer request in accordance with this Article require evaluation of the equity or have other restriction with respect to the price, the parties agree that the price for the equity to be transferred shall be the lowest as permitted by applicable law. When the Pledgee requests such equity transfer in accordance with this article, the Pledgors shall transfer their equity to such third party, execute all documents necessary for such transfer and assist to accomplish all procedures necessary for such transfer according to the request of the Pledgee. The price for equity transfer under this Article obtained by the Pledgors shall first be deposited into certain account as security fund for the loan and may not be used without written consent of the Pledgee. Upon request of the Pledgee, such price of equity transfer may first be used to repay the loan of the Borrowers under the Loan Agreement;

          6.1.7 that in the extent as permitted by PRC law, the Pledgee has the right to request the Borrowers to sell all or part of their equity interest in the Regional Chain Companies to the Pledgee or any third party designated by the Pledgee which satisfies the requirements of PRC laws. The price for the equity interest to be transferred shall be equal to the purchase price initially paid by the Borrowers, unless then applicable PRC laws and regulations require evaluation of the equity interest or have other restriction with respect to the price. If the PRC laws and regulations, applicable at the time when the Pledgee raises the request of equity interest transfer, require evaluation of the equity interest or have other restriction with respect to the price, the parties agree that the price for the equity interest to be transferred shall be the lowest as permitted by applicable law. When the Pledgee raises such equity interest transfer request in accordance with this article, the Pledgors shall cause the Borrowers to transfer such equity interest in the Regional Chain Companies, assist to accomplish relevant procedures for such transfer according to the request of Party A and execute relevant documents, as well as cause the Borrowers to use the price for sale of such equity interest first to repay the Pledgee the loan under the Loan Agreement;

          6.1.8 that if any Regional Chain Company is liquidated, the Pledgors shall cause the Borrowers to sell their assets distributed from such Regional

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               Chain Company in liquidation to the Pledgee in the price no higher than the purchase price for its equity in such Regional Chain Company, to offset debt of the Borrowers under the Loan Agreement at the same amount. If the asset distributed is cash, the Pledgors shall cause the Borrowers to first use such cash to repay the debt of the Borrowers under the Loan Agreement;

          6.1.9 that the Pledgors shall cause the Borrowers to grant their voting right in the shareholders' meeting of each Regional Chain Company to the Pledgee. Meanwhile, the Pledgors shall cause the Borrowers to grant the voting rights of the directors appointed by them in each Regional Chain Company to the directors appointed by the Pledgee in such Regional Chain Company.

          6.1.10 that the Pledgors will comply with and implement all provisions of laws and regulations concerning pledge on right, when receiving any notice, order or advice from relevant supervising authorities in connection with the Pledge Right, show such notice, order or advice in five (5) days to the Pledgee and comply with such notice, order or advice, or present objection and representation with respect to above matter upon reasonable request of the Pledgee or under consent of the Pledgee; and

          6.1.11 that the Pledgors will promptly notify the Pledgee of any event or notice received that may affect the Pledgors' Equity or any part of rights, as well as any event or notice received that may change or affect any warranty or obligation of the Pledgors under this Agreement.

     6.2 The Pledgors agree the right of the Pledgee to exercise the rights as a pledgee in accordance with this Agreement shall not be interrupted or deterred by the Pledgors or any successor or consigner of the Pledgors or any other preson through legal proceedings.

     6.3 The Pledgors undertakes to the Pledgee that to protect or perfect security of this Agreement for repayment of loan and performance of obligations under the Principal Agreements, the Pledgors faithfully enter into and cause other parties involved in connection with the Pledge Right to enter into all right certificates, agreements required by the Pledgee and/or take and cause other parties involved to take the actions required by the Pledgee and provide convenience for the Pledgee to exercise its rights and authorities granted by this Agreement.

     6.4 The Pledgors undertakes to the Pledgee that for the benefit of the Pledgee, the pledgors will comply with and implement all warranties, undertakings, agreements, representations and conditions. In case that the Pledgors fail to

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          implement or fail to fully implement any of its warranties, undertakings, agreements, representations and conditions, the Pledgors shall indemnify all losses caused to the Pledgee.

7.   BREACH EVENT

     7.1  The following events shall be deemed as Breach Events:

          7.1.1 that the Borrowers fail to perform all or part of their obligations under the Loan Agreement;

          7.1.2 that any Regional Chain Company fail to or refuse to perform all or party of their obligations under the Product Supply Agreement, Trade Name License Agreement and/or Logistics Service and IT Support Agreement in accordance with such agreements;

          7.1.3 that there is material misleading information or mistake with any representation or warranty of the Pledgors under Article 5 of this Agreement and/or that either Pledgor is in breach of any warranty under Article 5 of this Agreement;

          7.1.4 that either Pledgor is in breach of any undertakings under
               Article 6 of this Agreement;

          7.1.5 that either Pledgor is in breach of any other provision of this Agreement;

          7.1.6 that the Pledgors waive the Equity pledged or transfer the Equity pledged without written consent of the Pledgee;

          7.1.7 that any external borrowing, security, compensation, undertakings or other repaying liability of either Pledgor (i) is required to be repaid or performed ahead of expiry due to breach of agreement; or (ii) has been due but cannot be repaid or performed as scheduled which make the Pledgee considers that the ability of the Pledgor to perform its obligation hereunder has been affected;

          7.1.8 that this Agreement is held to be illegal or either Pledgor is unable to continue with performance of its obligations hereunder due to any reason other than force majeure; or

          7.1.9 that there is adverse change with property of the Pledgors which make the Pledgee considers that the ability of the Pledgor to perform its obligation hereunder has been affected.

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     7.2  When knowing or discovering existence of any event set forth in
          Article 7.1 or occurrence of any event that may result in any of above events, the Pledgors shall notify the Pledgee in writing immediately.

     7.3 Unless the Breach Event set forth in Article 7.1 has been resolved to the satisfaction of the Pledgee, the Pledgee may provide the Pledgors and the Borrowers a Breach Notice in writing at any time when or after such Breach Event occurs, requiring the Borrowers to repay any amount payable under the Loan Agreement and the Regional Chain Companies to pay any amount payable under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement and perform obligations under such Agreements, or may dispose of the Pledge in accordance with Article 8 hereof.

8.   EXERCISE OF PLEDGE RIGHT

     8.1 To exercise the Pledge Right, the Pledgee shall provide the Pledgors a Breach Notice.

     8.2 Subject to Article 7.3 hereof, the Pledgee may dispose of the Pledge Right at the time or any time after sending the Breach Notice according to Article 7.3.

     8.3 The Pledgee shall be entitled to convert all or part of the Equity hereunder into money to offset the debts or get repayment with priority from the proceeds of auction or sale of such Equity through legal procedures, until the fees to be paid by the Regional chain Companies under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement and the loan of the Borrowers under the Loan Agreement and any other payable amounts have been paid up.

     8.4 When the Pledgee dispose of its Pledge in accordance with this Agreement, the Pledors shall not make any hindrance but shall provide assistance as necessary to ensure the Pledgee's implementation of its Pledge Right.

9.   ASSIGNMENT OF AGREEMENT

     9.1 Without prior written consent of the Pledgee, the Pledgors are not entitled to confer or transfer any part or all of its rights and obligations hereunder.

     9.2 This Agreement is binding on the Pledgors and their respective successors or inheritors and is valid to the Pledgee and each successor, inheritor or assignee as permitted by the Pledgee.

     9.3 The Pledgee may, at any time, subject to the permission of laws, transfer all or

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          any of its rights or obligations under the Loan Agreement, Product
          Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement to any person (natural person/legal person) designated by it. In such case, the assignee shall have and assume the rights and obligations of the Pledgee under this Agreement as it is a party hereto. To transfer its rights and obligations under the Loan Agreement, Product Supply Agreement, Trade Name License Agreement and Logistics Service and Information Technology Support Agreement, the Pledgee will only need to provide the Pledgors a written notice and the Pledgors shall enter into agreements and/or documents relevant with such assignment as required by the Pledgee.

     9.4 In case of change of the Pledgee due to assignment, the new parties to the pledge shall enter into a new pledge agreement.

10.  EFFECTIVENESS AND TERM

     This Agreement is executed on the date as set forth above and becomes effective on the date when the authorized representatives of the parties sign this Agreement respectively. This Agreement shall be binding on the Parties upon effectiveness.

11.   TERMINATION

     11.1 After the loan under the Loan Agreement and relevant amounts under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement have been paid up and the Borrowers do not assume any obligation under the Loan Agreement any more and the Regional Chain Companies do not assume any obligation under the Product Supply Agreement, Trade Name License Agreement and Logistics Service and IT Support Agreement, this Agreement shall expire and the Pledgee shall cancel or terminate this Agreement within the earliest reasonable practical time.

     11.2 After this Agreement terminates, the rights and obligations of the parties under Articles 14 and 15 hereunder shall continue to be valid.

12.  COMMISSION AND OTHER EXPENSES

     12.1 All fees and out-of-pocket expenses related to this Agreement, including without limitation, legal expenses, document costs, stamp tax and any other taxes and expenses shall all be born by the Pledgee. If it is required by law for the Pledgors to pay relevant taxes and fees, the Pledgee shall reimburse all taxes and fees paid by the Pledgors.

13.  FORCE MAJEURE

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     13.1 "Force Majeure" means any event that is beyond the reasonable control of one party and is not avoidable even under reasonable attention of the affected party, including without limitation, governmental act, natural power, fire, explosion, storm, flood, earthquake, tide, lightening and war, provided that, the deficiency of credit, capital or fund-raising shall not be deemed as an event out of reasonable control of one party. The party affected by Force Majeure shall notify such exemption event to the other party.

     13.2 In the event of delay or suspension of implementation of this Agreement due to any Force Majeure as defined above, the party affected by such Force Majeure will not be required to assume any liability under this Agreement in the extent of delay or suspension. The affected party shall take appropriate measures to diminish or eliminate the influence of such Force Majeure and shall try to resume with performance of obligation delayed or suspended by such Force Majeure. Upon elimination of Force Majeure, the parties agree to resume performance under this Agreement at its best effort.

14.  CONFIDENTIAL RESPONSIBILITY

     The parties to this Agreement acknowledge and confirm that any oral or written materials exchanged with each other concerning this Agreement are confidential. All parties shall keep all of such materials in confidentiality and may not disclose to any third party any relevant material without written consent of other parties, except (a) materials that have been or will be known by the public (only if it is not disclosed by the receiving party to the public without permission); (b) materials disclosed as required by applicable law or rules or regulations of any stock exchange; or (c) materials disclosed to the legal or financial advisor of any party in connection with the transaction as involved herein, provided that such legal or financial advisor shall assume similar confidential responsibility as that under this provision. The disclosure by any employee or engaged entity of either party will be deemed as disclosure of such party and such party shall be liable for its breach in accordance with this Agreement.

15.  RESOLUTION OF DISPUTE

     15.1 This Agreement shall be governed by and interpreted according to PRC law.

     15.2 In event of any dispute arising among the parties concerning the interpretation and implementation of any provision under this Agreement, the parties shall resolve such dispute through discussion in good faith. In case of failure to discuss, any party may submit relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance

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          with its then valid arbitration rules. The place of arbitration shall be Shenzhen and the language to be used in such arbitration shall be Chinese. The arbitration award shall be final and binding on the parties.

16.  NOTICE

     Any notice sent by any party hereto for exercise or performance of its right or obligation under this Agreement shall be made in writing. In case of personal delivery, the notice will deemed to be delivered at the time when delivered; in case of tele-fax or facsimile, at the time of transmission. If the delivery date is not a business day or the delivery is made after business time, the next following business day of such date will be the delivery date. The delivery place refers to the addresses of the parties hereto on the first page of this Agreement or other addresses notified at any time in writing. In writing includes in facsimile and telefax.

17.  ENTIRENESS OF AGREEMENT

     The parties confirm that upon effectiveness, this Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and completely supersedes all prior oral or/and written agreement and understanding among the parties before this Agreement with respect to the subject matter hereof.

18.  SEVERALTY OF AGREEMENT

     If any provision under this Agreement is held to be invalid or unenforceable due to conflict with relevant law, then such provision shall be deemed to be invalid only in the extent of jurisdiction of relevant law and may not affect the legal effect of other provisions hereof.

19.  ANNEXES OF AGREEMENT

     The annexes attached to this Agreement are part of the Agreement.

20.  AMENDMENT AND SUPPLEMENT TO AGREEMENT

     20.1 The parties may make amendment and supplement to this Agreement through written agreement. With appropriate signature of the parties, such amendment agreement and supplementary agreement related to this Agreement shall be a component part of this Agreement. In case that there is any conflict between any amendment agreement or supplementary agreement entered into by the parties after this Agreement and this Agreement, such amendment agreement or supplementary agreement made later shall prevail.

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     20.2 This Agreement as well as any amendment, supplement or modification hereto shall be made in writing and shall become effective after signed and sealed by the parties.

21.  COPIES OF AGREEMENT

     This Agreement is made in Chinese with six originals. Each of Party A, Party B and Party C has one original, with the rest used for registration and filing. Each original shall have the same legal effect.

IN WITNESS WHEREOF, the parties have caused their respective legal representative or authorized representative to sign on this Agreement on the date set forth above as proof of credit.

[No context below]

PLEDGEE: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.


Legal Representative/ authorized representative: /s/ Simin Zhang


Seal: /s/ Shenzhen Nepstar Pharmaceutical Co., Ltd.


PLEDGOR: FENG TU


Signature: /s/ Feng Tu


PLEDGOR: LIPING ZHOU


Signature: /s/ Liping Zhou

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Annex I Regional Chain Companies

1.  Shenzhen Nepstar Chain Co., Ltd.
2.  Dalian Nepstar Chain Co., Ltd.
3.  Guangzhou Nepstar Chain Co., Ltd.
4.  Jiangsu Nepstar Chain Co., Ltd.
5.  Shandong Nepstar Chain Co., Ltd.
6.  Shanghai Nepstar Chain Co., Ltd.
7.  Sichuan Nepstar Chain Co., Ltd.
8.  Hangzhou Nepstar Chain Co., Ltd.
9.  Ningbo Nepstar Chain Co., Ltd.
10. Tianjin Nepstar Chain Co., Ltd.
11. Qingdao Nepstar Chain Co., Ltd.